UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Virage, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE

Investor Relations Contact: Monica Wilson Virage (650) 581-8094 ir@virage.com	Media Relations Contact: Amy Lee Virage (650) 581-8596 pr@virage.com

Virage Transfers Stock Listing to The NASDAQ SmallCap Market

SAN MATEO, Calif.—July 9, 2003—Virage, Inc. [NASDAQSC: VRGE], a leading provider of video and rich media communication software, today announced that it has transferred from The NASDAQ National Market to The NASDAQ SmallCap Market. Virage’s common stock will continue trading under its current symbol: VRGE.

About Virage

Established in 1995, Virage is a leading provider of video and rich media communication software. Virage builds integrated rich media business solutions for corporations, media & entertainment companies, universities and government agencies worldwide. Headquartered in San Mateo, California, Virage (www.virage.com) has offices throughout the United States and Europe.

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Forward Looking Statements

This press release contains “forward-looking” statements about the products and services of Virage, as that term is used in Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are denoted by such words as “will continue trading”, and similar terms and phrases. These types of statements address matters that are subject to risks and uncertainties, which could cause actual results to differ materially. There is no assurance that the company’s common stock will reach the $1.00 per share bid price required to maintain a listing on either The NASDAQ SmallCap or The NASDAQ National Market beyond the applicable compliance period(s). In addition, our forward-looking statements should be considered in the context of other risk factors discussed in our filings with the Securities and Exchange Commission, including but not limited to our annual report on Form 10-K and 10-Q filings, available online at http://www.sec.gov. All forward-looking statements are based on information available to the company on the date hereof, and the company assumes no obligation to update such statements.

Additional Information

In connection with the merger, Virage will be filing a proxy statement and other relevant documents concerning the transaction with the Securities and Exchange Commission (SEC). STOCKHOLDERS OF VIRAGE ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME

Virage Transfers Stock Listing to The NASDAQ SmallCap Market Pg. 2

AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Virage’s investors and security holders can obtain free copies of the proxy statement and other documents when they become available by contacting Investor Relations, Virage, Inc., 411 Borel Avenue, suite 100S, San Mateo, CA 94402 (Telephone: (650) 573-3210). In addition, documents filed with the SEC by Virage will be available free of charge at the SEC’s web site at http://www.sec.gov. Virage and its executive officers and directors may, under SEC rules, be deemed to be participants in the solicitation of stockholders of Virage in connection with the transaction. Information about such individuals is set forth in Virage’s proxy statement filed with the SEC on July 26, 2002 relating to its 2002 annual meeting of stockholders, available free of charge from the SEC and Virage as indicated above, and their interests in the solicitation with respect to the transaction in particular will be more specifically set forth in the proxy statement concerning the transaction that will be filed by Virage with the SEC, which will be available free of charge from the SEC and Virage as indicated above.

Virage and VideoLogger are registered trademarks of Virage, Inc. The Virage logo, SmartEncode, VS Webcasting, VS Publishing, VS Production, MediaSync, Virage ControlCenter, ScreenCast and Virage Solution Server are trademarks of Virage, Inc. Other company product and service names may be trademarks or service marks of others, and are hereby acknowledged.